Exhibit 10.12

Commercial Contract

1. PARTIES AND PROPERTY:	Ka Bun Chan	("Buyer")

agrees to buy and	EACO Corporation	("Seller")

agrees to sell the property as: Street Address:	13235 Cortez Blvd., Brooksville, FL 34613

Legal Description:	John G Grubbs Commercial Tracts Lot 1A & 1B ORB 869 PG 485

and the following Personal Property:

(all collectively referred to as the "Property") on the terms and conditions set forth below.

2. PURCHASE PRICE:	$1,800,000

(a) Deposit held in escrow by	To Be Determined	$
("Escrow Agent") (checks are subject to actual and final collection)

Escrow Agent's address:	Phone:

(b) Additional deposit to be made to Escrow Agent within 5 days after Effective Date	$50,000

(c) Additional deposits to be made to Escrow Agent within ____ days after Effective Date	$

(d) Total financing (see Paragraph 5)	$1,440,000

(e) Other	$

(f) All deposits will be credited to the purchase price at closing. Balance to close, subject to adjustments and prorations, to be paid with locally drawn cashier's or official bank check(s) or wire transfer.	$310,000

3. TIME FOR ACCEPTANCE; EFFECTIVE DATE; COMPUTATION OF TIME: Unless this offer is signed by Seller and Buyer and an executed copy delivered to all parties on or before        September 8, 2012        , this offer will be withdrawn and the Buyer's deposit, if any, will be returned. The time for acceptance of any counter offer will be 3 days from the date the counter offer is delivered. The "Effective Date" of this Contract is the date on which the last one of the Seller and Buyer has signed or initialed and delivered this offer or the final counter offer. Calendar days will be used when computing time periods, except time periods of 5 days or less. Time periods of 5 days or less will be computed without including Saturday, Sunday, or national legal holidays. Any time period ending on a Saturday, Sunday, or national legal holiday will extend until 5:00 p.m. of the next business day. Time is of the essence in this Contract.

4. CLOSING DATE AND LOCATION:

(a) Closing Date: This transaction will be closed on        December 8, 2012        (Closing Date), unless specifically extended by other provisions of this Contract. The Closing Date will prevail over all other time periods including, but not limited to, Financing and Due Dilligence periods. In the event insurance underwriting is suspended on Closing Date and Buyer is unable to obtain property insurance, Buyer may postpone closing up to 5 days after the insurance underwriting suspension is lifted.

Buyer (C.K.B) (____) and Seller (M.B.) (____) acknowledge receipt of a copy of this page, which is Page 1 of 8 Pages.

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(b) Location: Closing will take place in _______________________ County, Florida. (If left blank, closing will take place in the county where the property is located,) Closing may be conducted by mail or electronic means.

5. THIRD PARTY FINANCING:

BUYER’S OBLIGATION: Within ____ days (5 days if left blank) after Effective Date, Buyer will apply for third party financing in an amount not to exceed    80   % of the purchase price or $________________, with a fixed interest rate not to exceed   5.5  % per year with an initial variable interest rate not to exceed ______%, with points or commitment or loan fees not to exceed   3  % of the principal amount, for a term of   10   years, and amortized over   10   years, with additional terms as follows:

____________________________________________________________________________________________________________.

Buyer will timely provide any and all credit, employment, financial and other information reasonably required by any lender. Buyer will use good faith and reasonable diligence to (i) obtain Loan Approval within _____ days (45 days if left blank) from Effective Date (Loan Approval Date), (ii) satisfy terms and conditions of the Loan Approval, and (iii) close the loan. Buyer will keep Seller and Broker fully informed about loan application status and authorizes the mortgage broker and lender to disclose all such information to Seller and Broker. Buyer will notify Seller immediately upon obtaining financing or being rejected by a lender. CANCELLATION: If Buyer, after using good faith and reasonable diligence, fails to obtain Loan Approval by Loan Approval Date, Buyer may within ____ days (3 days if left blank) deliver written notice to Seller stating Buyer either waives this financing contingency or cancels this Contract. If Buyer does neither, then Seller may cancel this Contract by delivering written notice to Buyer at any time thereafter. Unless this financing contingency has been waived, this Contract shall remain subject to the satisfaction, by closing, of those conditions of Loan Approval related to the Property. DEPOSIT(S) (for purposes of Paragraph 5 only): If Buyer has used good faith and reasonable diligence but does not obtain Loan Approval by Loan Approval Date and thereafter either party elects to cancel this Contract as set forth above or the lender fails or refuses to close on or before the Closing Date without fault on Buyer’s part, the Deposit(s) shall be returned to Buyer, whereupon both parties will be released from all further obligations under this Contract, except for obligations stated herein as surviving the termination of this Contract. If neither party elects to terminate this Contract as set forth above or Buyer fails to use good faith or reasonable diligence as set forth above, Seller will be entitled to retain the Deposit(s) if the transaction does not close.

6. TITLE: Seller has the legal capacity to and will convey marketable title to the Property by ☒ statutory warranty deed ☐ other _________________________________________, free of liens, easements and encumbrances of record or known to Seller, but subject to property taxes for the year of closing; covenants, restrictions and public utility easements of record; existing zoning and governmental regulations; and (list any other matters to which title will be subject) ________________________ _____________________________________________________________________;

provided there exists at closing no violation of the foregoing and none of them prevents Buyer’s intended use of the Property as __________________________________________________________________________________________.

(a) Evidence of Title: The party who pays the premium for the title insurance policy will select the closing agent and pay for the title search and closing services. Seller will, at (check one) ☒ Seller’s ☐ Buyer’s expense and within   15   days ☒ after Effective Date ☐ or at least ___ days before Closing Date deliver to Buyer (check one)

☒(i.) a title insurance commitment by a Florida licensed title insurer setting forth those matters to be discharged by Seller at or before Closing and, upon Buyer recording the deed, an owner’s policy in the amount of the purchase price for fee simple title subject only to exceptions stated above. If Buyer is paying for the evidence of title and Seller has an owner’s policy, Seller will deliver a copy to Buyer within 15 days after Effective Date.

☐ (ii.) an abstract of title, prepared or brought current by an existing abstract firm or certified as correct by an existing firm. However, if such an abstract is not available to Seller, then a prior owner’s title policy acceptable to the proposed insurer as a base for reissuance of coverage may be used. The prior policy will include copies of all policy exceptions and an update in a format acceptable to Buyer from the policy effective date and certified to Buyer or Buyer’s closing agent together with copies of all documents recited in the prior policy and in the update. If such an abstract or prior policy is not available to Seller then (i.) above will be the evidence of title.

Buyer (C.K.B.) (___) and Seller (M.B.) (___) acknowledge receipt of a copy of this page, which is Page 2 of 8 Pages.

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(b) Title Examination: Buyer will, within 15 days from receipt of the evidence of title deliver written notice to Seller of title defects. Title will be deemed acceptable to Buyer if (1) Buyer fails to deliver proper notice of defects or (2) Buyer delivers proper written notice and Seller cures the defects within ____ days from receipt of the notice (“Curative Period”). If the defects are cured within the Curative Period, closing will occur within 10 days from receipt by Buyer of notice of such curing. Seller may elect not to cure defects if Seller reasonably believes any defect cannot be cured within the Curative Period. If the defects are not cured within the Curative Period, Buyer will have 10 days from receipt of notice of Seller’s inability to cure the defects to elect whether to terminate this Contract or accept title subject to existing defects and close the transaction without reduction in purchase price.

(c) Survey: (check applicable provisions below)

☒ (i.)Seller will, within   15   days from Effective Date, deliver to Buyer copies of prior surveys, plans, specifications, and engineering documents, if any, and the following documents relevant to this transaction:

Environmental

prepared for Seller or in Seller’s possession, which show all currently existing structures. In the event this transaction does not close, all documents provided by Seller will be returned to Seller within 10 days from the date this Contract is terminated.

☒ Buyer will, at ☐ Seller’s ☒ Buyer’s expense and within the time period allowed to deliver and examine title evidence, obtain a current certified survey of the Property from a registered surveyor. If the survey reveals encroachments on the Property or that the improvements encroach on the lands of another, ☐ Buyer will accept the Property with existing encroachments ☒ such encroachments will constitute a title defect to be cured within the Curative period.

(d) Ingress and Egress: Seller warrants that the Property presently has ingress and egress.

7. PROPERTY CONDITION: Seller will deliver the Property to Buyer at the time agreed in its present “as is” condition, ordinary wear and tear excepted, and will maintain the landscaping and grounds in a comparable condition. Seller makes no warranties other than marketability of title. In the event that the condition of the Property has materially changed since the expiration of the Due Diligence Period, Buyer may elect to terminate the Contract and receive a refund of any and all deposits paid, plus interest, if applicable. By accepting the Property “as is”, Buyer waives all claims against Seller for any defects in the Property. (Check (a) or (b))

☐ (a) As Is: Buyer has inspected the Property or waives any right to inspect and accepts the Property in its “as is” condition.

☒ (b) Due Diligence Period: Buyer will, at Buyer’s expense and within   30   days from Effective Date (“Due Diligence Period”), determine whether the Property is suitable, in Buyer’s sole and absolute discretion, for Buyer’s intended use and development of the Property as specified in Paragraph 6. During the Due Diligence Period, Buyer may conduct any tests, analyses, surveys and investigations (“Inspections”) which Buyer deems necessary to determine to Buyer’s satisfaction the Property’s engineering, architectural, environment properties; zoning and zoning restrictions; flood zone designation and restrictions; subdivision regulations; soil and grade: availability of access to public roads, water, and other utilities; consistency with local, state and regional growth management and comprehensive land use plans; availability of permits, government approvals and licenses; compliance with American with Disabilities Act; absence of asbestos, soil and ground water contamination; and other inspections that Buyer deems appropriate to determine the suitability of the Property for Buyer’s intended use and development. Buyer will deliver written notice to Seller prior to the expiration of the Due Diligence Period of Buyer’s determination of whether or not the Property is acceptable. Buyer’s failure to comply with this notice requirement will constitute acceptance of the Property in its present “as is” condition. Seller grants to Buyer, its agents, contractors and assigns, the right to enter the Property at any time during the Due Diligence Period for the purpose of conducting inspections: provided, however, that Buyer, its agents, contractors and assigns enter the Property and conduct Inspections at their own risk. Buyer will indemnify and hold Seller harmless from losses, damages, costs, claims and expenses of any nature, including attorneys’ fees at all levels, and from liability to any person, arising from the conduct of any and all Inspections or any work authorized by Buyer. Buyer will not engage in any activity that could result in a mechanic’s lien being filed against the Property without Seller’s prior written consent. In the event this transaction does not close, (1) Buyer will repair all damages to the Property resulting from the Inspections and return the Property to the condition it was in prior to conduct of the Inspections, and (2) Buyer will, at Buyer’s expense release to Seller all reports and other work generated as a result of the Inspections. Should Buyer deliver timely notice that the Property is not acceptable, Seller agrees that Buyer’s deposit will be immediately returned to Buyer and the Contract terminated.

Buyer (C.K.B.)(____) and Seller (M.B.)(____) acknowledge receipt of a copy this page, which is page 3 of 8 pages.

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(C) Walk-through Inspection: Buyer may, on the day prior to closing or any other time mutually agreeable to the parties, conduct a final “walk-through” inspection of the Property to determine compliance with this paragraph and to ensure that all Property is on the premises.

8. OPERATION OF PROPERTY DURING CONTRACT PERIOD: Seller will continue to operate the Property and any business conducted on the Property in the manner operated prior to Contract and will take no action that would adversely impact the Property, tenants, lenders or business, if any. Any changes, such as renting vacant space, that materially affect the Property or Buyer’s intended use of the Property will be permitted ☒ only with Buyer’s consent ☐ without Buyer’s consent.

9. CLOSING PROCEDURE: Unless otherwise agreed or stated herein, closing procedure shall be in accordance with the norms where the Property is located.

(a) Possession and Occupancy: Seller will deliver possession and occupancy of the Property to Buyer at closing. Seller will provide keys, remote controls, and any security/access codes necessary to operate all locks, mailboxes, and security systems.

(b) Costs: Buyer will pay Buyer’s attorneys’ fees, taxes and recording fees on notes, mortgages and financing statements and recording fees for the deed. Seller will pay Seller’s attorneys’ fees, taxes on the deed and recording fees for documents needed to cure title defects. If Seller is obligated to discharge any encumbrance at or prior to closing and fails to do so, Buyer may use purchase proceeds to satisfy the encumbrances.

(c) Documents: Seller will provide the deed; bill of sale; mechanic’s lien affidavit; originals of those assignable service and maintenance contracts that will be assumed by Buyer after the Closing Date and letters to each service contractor from Seller advising each of them of the sale of the Property and, if applicable, the transfer of its contract, and any assignable warranties or guarantees received or held by Seller from any manufacturer, contractor, subcontractor, or material supplier in connection with the Property; current copies of the condominium documents, if applicable; assignments of leases, updated rent roll; tenant and lender estoppels letters; tenant subordination, non-disturbance and attornment agreements (SNDAs) required by the Buyer or Buyer’s lender; assignments of permits and licenses; corrective instruments; and letters notifying tenants of the change in ownership/rental agent. If any tenant refuses to execute an estoppels letter, Seller will certify that information regarding the tenant’s lease is correct. If Seller is an entity, Seller will deliver a resolution of its Board of Directors authorizing the sale and delivery of the deed and certification by the appropriate party certifying the resolution and setting forth facts showing the conveyance conforms to the requirements of local law. Seller will transfer security deposits to Buyer. Buyer will provide the closing statement, mortgages and notes, security agreements, and financing statements.

(d) Taxes and Prorations: Real estate taxes, personal property taxes on any tangible personal property, bond payments assumed by Buyer, interest, rents (based on actual collected rents), association dues, insurance premiums acceptable to Buyer, and operating expenses will be prorated through the day before closing. If the amount of taxes for the current year cannot be ascertained, rates for the previous year will be used with due allowance being made for improvements and exemptions. Any tax proration based on an estimate will, at request of either party, be readjusted upon receipt of current year’s tax bill; this provision will survive closing.

(e) Special Assessment Liens: Certified, confirmed, and ratified special assessment liens as of the Closing Date will be paid by Seller. If a certified, confirmed, and ratified special assessment is payable in installments, Seller will pay all installments due and payable on or before the Closing Date, with any installment for any period extending beyond the Closing Date prorated, and Buyer will assume all installments that become due and payable after the Closing Date. Buyer will be responsible for all assessments of any kind which become due and owing after Closing Date, unless an improvement is substantially completed as of Closing Date. If an improvement is substantially completed as of the Closing Date but has not resulted in a lien before closing. Seller will pay the amount of the last estimate of the assessment. This subsection applies to special assessment liens imposed by a public body and does not apply to condominium association special assessments.

(f) Foreign Investment In Real Property Tax Act (FIRPTA): If Seller is a “foreign person” as defined by FIRPTA, Seller and Buyer agree to comply with Section 1445 of the Internal Revenue Code. Seller and Buyer will complete, execute, and deliver as directed any instrument, affidavit, or statement reasonably necessary to comply with the FIRPTA requirements, including delivery of their respective federal taxpayer identification numbers or Social Security Numbers to the closing agent. If Buyer does not pay sufficient cash at closing to meet the withholding requirement, Seller will deliver to Buyer at closing the additional cash necessary to satisfy the requirement.

Buyer (C.K.B.) (____) and Seller (M.B.) (____) acknowledge receipt of a copy of this page, which is Page 4 of 8 Pages.

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10. ESCROW AGENT: Seller and Buyer authorize Escrow Agent or Closing Agent (collectively “Agent”) to receive, deposit, and hold funds and other property in escrow and, subject to collection, disburse them in accordance with the terms of this Contract. The parties agree that Agent will not be liable to any person for misdelivery of escrowed items to Seller or Buyer, unless the misdelivery is due to Agent’s willful breach of this Contract or gross negligence. If Agent has doubt as to Agent's duties or obligations under this Contract, Agent may, at Agent's option, (a) hold the escrowed items until the parties mutually agree to its disbursement or until a court of competent jurisdiction or arbitrator determines the rights of the parties or (b) deposit the escrowed items with the clerk of the court having jurisdiction over the matter and file an action in interpleader. Upon notifying the parties of such action, Agent will be released from all liability except for the duty to account for items previously delivered out of escrow. If Agent is a licensed real estate broker, Agent will comply with Chapter 475, Florida Statutes. In any suit in which Agent interpleads the escrowed items or is made a party because of acting as Agent hereunder, Agent will recover reasonable attorney's fees and costs incurred, with these amounts to be paid from and out of the escrowed items and charged and awarded as court costs in favor of the prevailing party.

11. CURE PERIOD: Prior to any claim for default being made, a party will have an opportunity to cure any alleged default. If a party fails to comply with any provision of this Contract, the other party will deliver written notice to the non-complying party specifying the non-compliance. The non-complying party will have ___ days (5 days if left blank) after delivery of such notice to cure the non-compliance. Notice and cure shall not apply to failure to close.

12. RETURN OF DEPOSIT: Unless otherwise specified in the Contract, in the event any condition of this Contract is not met and Buyer has timely given any required notice regarding the condition having not been met, Buyer's deposit will be returned in accordance with applicable Florida Laws and regulations.

13. DEFAULT:

(a) In the event the sale is not closed due to any default or failure on the part of Seller other than failure to make the title marketable after diligent effort, Buyer may either (1) receive a refund of Buyer's deposit(s) or (2) seek specific performance. If Buyer elects a deposit refund, Seller will be liable to Broker for the full amount of the brokerage fee.

(b) In the event the sale is not closed due to any default or failure on the part of Buyer, Seller may either (1) retain all deposit(s) paid or agreed to be paid by Buyer as agreed upon liquidated damages, consideration for the execution of this Contract, and in full settlement of any claims, upon which this Contract will terminate or (2) seek specific performance. If Seller retains the deposit, Seller will pay the Brokers named in Paragraph 20 fifty percent of all forfeited deposits retained by Seller (to be split equally among the Brokers) up to the full amount of the brokerage fee. If Buyer fails to timely place a deposit as required by this Contract, Seller may either (1) terminate the Contract and seek the remedy outlined in this subparagraph or (2) proceed with the Contract without waiving any remedy for Buyer's default.

14. ATTORNEY'S FEES AND COSTS: In any claim or controversy arising out of or relating to this Contract, the prevailing party, which for purposes of this provision will include Buyer, Seller and Broker, will be awarded reasonable attorneys' fees, costs, and expenses.

15. NOTICES: All notices will be in writing and may be delivered by mail, overnight courier, personal delivery, or electronic means. Parties agree to send all notices to addresses specified on the signature page(s). Any notice, document, or item given by or delivered to an attorney or real estate licensee (including a transaction broker) representing a party will be as effective as if given by or delivered to that party.

16. DISCLOSURES:

(a) Commercial Real Estate Sales Commission Lien Act: The Florida Commercial Real Estate Sales Commission Lien Act provides that a broker has a lien upon the owner's net proceeds from the sale of commercial real estate for any commission earned by the broker under a brokerage agreement. The lien upon the owner's net proceeds is a lien upon personal property which attaches to the owner's net proceeds and does not attach to any interest in real property. This lien right cannot be waived before the commission is earned.

Buyer (C.K.B.) (___) and Seller (M.B.) (___) acknowledge receipt of a copy of this page, which is Page 5 of 8 Pages.

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(b) Special Assessment Liens Imposed by Public Body: The Property may be subject to unpaid special assessment lien(s) imposed by a public body. (A public body includes a Community Development District.) Such liens, if any, shall be paid as set forth in Paragraph 9(e).

(c) Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

(d) Energy-Efficiency Rating Information: Buyer acknowledges receipt of the information brochure required by Section 553.996, Florida Statutes.

17. RISK OF LOSS:

(a) If, after the Effective Date and before closing, the Property is damaged by fire or other casualty, Seller will bear the risk of loss and Buyer may cancel this Contract without liability and the deposit(s) will be returned to Buyer. Alternatively, Buyer will have the option of purchasing the Property at the agreed upon purchase price and Seller will credit the deductible, if any and transfer to Buyer at closing any insurance proceeds, or Seller's claim to any insurance proceeds payable for the damage. Seller will cooperate with and assist Buyer in collecting any such proceeds. Seller shall not settle any insurance claim for damage caused by casualty without the consent of the Buyer.

(b) If, after the Effective Date and before closing, any part of the Property is taken in condemnation or under the right of eminent domain, or proceedings for such taking will be pending or threatened. Buyer may cancel this Contract without liability and the deposit(s) will be returned to Buyer. Alternatively, Buyer will have the option of purchasing what is left of the Property at the agreed upon purchase price and Seller will transfer to the Buyer at closing the proceeds of any award, or Seller's claim to any award payable for the taking. Seller will cooperate with and assist Buyer in collecting any such award.

18. ASSIGNABILITY; PERSONS BOUND: This Contract may be assigned to a related entity, and otherwise ☒ is not assignable ☐ is assignable. If this Contract may be assigned, Buyer shall deliver a copy of the assignment agreement to the Seller at least 5 days prior to Closing. The terms "Buyer," "Seller" and "Broker" may be singular or plural. This Contract is binding upon Buyer. Seller and their heirs, personal representatives, successors and assigns (if assignment is permitted).

19. MISCELLANEOUS: The terms of this Contract constitute the entire agreement between Buyer and Seller. Modifications of this Contract will not be binding unless in writing, signed and delivered by the party to be bound. Signatures, initials, documents referenced in this Contract, counterparts and written modifications communicated electronically or on paper will be acceptable for all purposes, including delivery, and will be binding. Handwritten or typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. This Contract will be construed under Florida law and will not be recorded in any public records.

20. BROKERS: Neither Seller nor Buyer has used the services of, or for any other reason owes compensation to, a licensed real estate Broker other than:

(a) Seller's Broker:
	(Company Name)	(Licensee)

(Address, Telephone, Fax, E-mail)
who ☐ is a single agent ☐ is a transaction broker ☐ has no brokerage relationship and who will be compensated by ☐ Seller ☐ Buyer ☐ both parties pursuant to ☐ a listing agreement ☐ other (specify) _____________________________________________________________________

Buyer (C.K.B.) (___) and Seller (M.B.) (___) acknowledge receipt of a copy of this page, which is Page 6 of 8 Pages.

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(b) Buyer's Broker:	Carlino Commercial Group, Inc.	Josephine Yiping Wang
	(Company Name)	(Licensee)

(Address, Telephone, Fax, E-mail)
who ☒ is a single agent ☐ is a transaction broker ☐ has no brokerage relationship and who will be compensated by ☐ Seller’s Broker ☒ Seller ☐ Buyer ☐ both parties pursuant to ☐ an MLS offer of compensation ☒ other (specify)
3% of gross purchase price.

(collectively referred to as "Broker") in connection with any act relating to the Property, including but not limited to inquiries, introductions, consultations, and negotiations resulting in this transaction. Seller and Buyer agree to indemnify and hold Broker harmless from and against losses, damages, costs and expenses of any kind, including reasonable attorneys' fees at all levels, and from liability to any person, arising from (1) compensation claimed which is inconsistent with the representation in this Paragraph, (2) enforcement action to collect a brokerage fee pursuant to Paragraph 10, (3) any duty accepted by Broker at the request of Seller or Buyer, which is beyond the scope of services regulated by Chapter 475, Florida Statutes, as amended, or (4) recommendations of or services provided and expenses incurred by any third party whom Broker refers, recommends, or retains for or on behalf of Seller or Buyer.

21.  OPTIONAL CLAUSES: (Check if any of the following clauses are applicable and are attached as an addendum to this Contract):

☐ Arbitration	☐ Seller Warranty	☐ Existing Mortgage
☐ Section 1031 Exchange	☐ Coastal Construction Control Line	☐ Buyer's Attorney Approval
☐ Property Inspection and Repair	☐ Flood Area Hazard Zone	☐ Seller's Attorney Approval
☐ Seller Representations	☐ Seller Financing	☐ Other

22.  ADDITIONAL TERMS:

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING. BROKER ADVISES BUYER AND SELLER TO VERIFY ALL FACTS AND REPRESENTATIONS THAT ARE IMPORTANT TO THEM AND TO CONSULT AN APPROPRIATE PROFESSIONAL FOR LEGAL ADVICE (FOR EXAMPLE, INTERPRETING CONTRACTS, DETERMINING THE EFFECT OF LAWS ON THE PROPERTY AND TRANSACTION, STATUS OF TITLE, FOREIGN INVESTOR REPORTING REQUIREMENTS, ETC.) AND FOR TAX, PROPERTY CONDITION, ENVIRONMENTAL AND OTHER ADVICE. BUYER ACKNOWLEDGES THAT BROKER DOES NOT OCCUPY THE PROPERTY AND THAT ALL REPRESENTATIONS (ORAL, WRITTEN OR OTHERWISE) BY BROKER ARE BASED ON SELLER REPRESENTATIONS OR PUBLIC RECORDS UNLESS BROKER INDICATES PERSONAL VERIFICATION OF THE REPRESENTATION. BUYER AGREES TO RELY SOLELY ON SELLER, PROFESSIONAL INSPECTORS AND GOVERNMENTAL AGENCIES FOR VERIFICATION OF THE PROPERTY CONDITION, SQUARE FOOTAGE AND FACTS THAT MATERIALLY AFFECT PROPERTY VALUE.

Buyer (C.K.B.) (____) and seller (M.B.) (_____) acknowledge receipt of a copy of this page, which is Page 7 of 8 Pages.

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Each person signing this Contract on behalf of a party that is a business entity represents and warrants to the other party that such signatory has full power and authority to enter into and perform this Contract in accordance with its terms and each person executing this Contract and other documents on behalf of such party has been duly authorized to do so.

/s/ Ka Bun Chan		Date:	8/30/12
Ka Bun Chan

Ka Bun Chan		Tax ID No:
(Typed or Printed Name of Buyer)

Title:		Telephone:

Date:

Tax ID No:
(Typed or Printed Name of Buyer)

Title:		Telephone:

Buyer's Address for purpose of notice:

Facsimile:		Email:

/s/ Michael Bains		Date:	9/26/12

Michael Bains - Eaco		Tax ID No:
(Typed or Printed Name of Seller)

Title:	Controller	Telephone:	714-690-2901 x 3331

Date:

Tax ID No:
(Typed or Printed Name of Seller)

Title:		Telephone:

Seller's Address for purpose of notice:	1500 N. Lakeview Ave., Anaheim, Ca 92807

Facsimile:	(714) 876-2407	Email:	mbains@biscoind.com

The Florida Association of REALTORS©  makes no representation as to the legal validity or adequacy of any provision of this form in any specific transaction. This standardized form should not be used in complex transactions or with extensive riders or additions. This form is available for use by the entire real estate industry and is not intended to identify the user as a REALTOR©. REALTORS© is a registered collective membership mark which may be used only by real estate licensees who are members of the NATIONAL ASSOCIATION OF REALTORS© and who subscribe to its Code of Ethics.

The copyright laws of the United States (17 U.S. Code) forbid the unauthorized reproduction of this form by any means including facsimile or computerized forms.

Buyer (C.K.B.) (_____) and Seller (M.B.) (___) acknowledge receipt of a copy of this page, which is Page 8 of 8 Pages.

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COUNTER OFFER No. 1

This is Counter Offer No. 1 to the Commercial Contract dated August 30, 2012 (“Offer”) on property located at 13235 Cortez Blvd., Brooksville, FL 34613 (“Property”) by and between EACO Corporation (“Seller”) and Ka Bun Chan (“Buyer”).

The terms and conditions of the above referenced Offer are accepted subject to the following:

2. Purchase Price to be $1,825,000.

3. In Paragraph 2(a), the sum of $50,000 by wire transfer or other immediately available funds to be deposited into escrow upon the opening of escrow. Said deposit shall be applicable to the Purchase Price.

4. Closing shall occur on January 8, 2013 (the “Closing Date”), unless the parties agree to an earlier Closing Date in writing. The Closing Date shall not be extended by any other provision(s) of the Offer.

5. Buyer is currently the Tenant in possession of the Property under a written lease agreement dated as of January 9, 2008 (“Lease”). Buyer shall continue to abide by all terms and conditions of the Lease through the close of escrow. In this regard, Buyer’s Due Diligence Period shall be thirty (30) days. Seller shall have no obligations to operate and/or maintain the Property except for those obligations set forth under the Lease.

6. As to the Risk of Loss, Seller’s cooperation therein, shall be at no cost or expense to Seller.

7. Buyer agrees that in the event Buyer fails to consummate the purchase of the Property on or before the Closing Date, that notwithstanding anything to the contrary contained within the Lease, any and all Options to Renew the Lease are hereby terminated and of no force or effect, including Buyer’s alleged exercise of Option to Renew dated August 20, 2012. Buyer agrees that in the event Buyer fails to purchase the Property on or before the Closing Date, that notwithstanding anything contrary contained within the Lease, that the Lease shall terminate and Buyer’s right to possession of the Subject Property shall expire as of January 8, 2013 and Buyer agrees to vacate the Subject Property no later than January 9, 2013.

This Counter Offer No. 1 shall be deemed revoked and of no force or effect unless this Counter Offer is signed by the Buyer and a copy of the signed Counter Offer No. 1 is personally received by the person making this Counter Offer by 5:00 PM on _______, 2012.

Seller makes this Counter Offer No.1 on the terms and conditions above.

Seller: EACO Corporation

By:	/s/ Michael Bains

	Its:	Controller

Buyer acknowledges receipt of Counter Offer No. 1 and accepts the terms and conditions of Counter Offer No. 1.

Buyer:	/s/ Ka Bun Chan
Ka Bun Chan

Addendum to Commercial Contract

This Addendum (the “Addendum”) to Commercial Contract is dated October 2, 2012 and is by and between EACO Corporation (“Seller”) and Ka Bun Chan (“Buyer”).

WHEREAS, Buyer and Seller entered into that certain Commercial Contract (“Contract”) which has an Effective Date of September 26, 2012, for the sale and purchase of that certain real property located at 13235 Cortez Boulevard, Brooksville, Florida; and

WHEREAS, Buyer and Seller wish to modify the Contract in certain limited respects.

NOW THEREFORE, in consideration of the recitals set forth above, and other good and valuable consideration, the parties, intending to be bound, do hereby agree as follows:

1.    Incorporation of Recitals; Capitalized Terms. Buyer and Seller agree that the above described recitals are true and correct and that the Contract is in full force and effect as of the date hereof. Whenever the terms of this Addendum are inconsistent with the terms of the Contract, the terms of this Addendum shall be deemed to supersede and amend the terms of the Contract. Except as otherwise specifically provided in this Addendum, capitalized terms herein which are defined in the Contract shall have the same meaning herein as in the Contract.

2.   Escrow Agent. The parties agree that the Escrow Agent shall be McGuireWoods LLP. The Deposit shall be deposited by the Escrow Agent in a non-interest bearing deposit account at Bank of America and the proceeds held and disbursed in accordance with the terms of the Contract.

The parties agree jointly to defend (by attorneys selected by Escrow Agent), indemnify and hold harmless Escrow Agent against and from any claim, judgment, loss, liability, cost or expense resulting from any dispute or litigation arising out of or concerning Escrow Agent’s duties or services hereunder. This indemnity includes, without limitation, disbursements and reasonable attorneys’ fees either paid to retain attorneys or representing the fair value of legal services rendered by Escrow Agent to itself.

Escrow Agent shall not be liable for any error in judgment or for any act done or step taken or omitted in good faith, or for any mistake of fact or law, except for Escrow Agent’s own gross negligence or willful misconduct. Buyer and Seller acknowledge and agree that (a) the amount of the Deposit may exceed the amount of FDIC insurance coverage applicable to the Deposit in the deposit account in which the Deposit is deposited, (b) Escrow Agent has deposited the Deposit in the deposit account at the direction of Buyer and Seller and has not exercised (and does not have) investment discretion over the Deposit, and (c) the Escrow Agent shall have no liability to Buyer, Seller or any other person or entity in the event of any diminution in value of, or failure of the bank in which the Deposit is deposited to pay, any deposit account in which the Deposit or any part thereof is deposited at any time.

The parties acknowledge that Escrow Agent is merely a stakeholder. Upon payment of the Deposit pursuant to the terms of the Contract, Escrow Agent shall be fully released from all liability and obligations with respect to the Deposit.

It is acknowledged that Escrow Agent is the attorney for Seller and that Escrow Agent shall be entitled to represent such party in any lawsuit.

3. No Further Modifications. Except as expressly modified and amended herein, all the terms and provisions of the Contract shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

SELLER:		BUYER:

EACO Corporation
/s/ Ka Bun Chan
By:	/s/ Michael Bains	Ka Bun Chan
Name:	Michael Bains
Title:	Controller

ACCEPTED AND AGREED TO in its
capacity as the Escrow Agent:

McGuireWoods LLP

By:	/s/ Kenneth M Keefe JR
Name:	Kenneth M Keefe JR
Title:	Counsel